July 22, 2009

Securities and Exchange Commission
Washington, DC

Re: CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

We have read CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC. Form 8-K report dated July 16, 2009, and do not disagree with comments made in Item 401 of this filing concerning our firm.

Very truly yours,

Cordovano and Honeck, LLP

Cordovano and Honeck LLP
Englewood, Colorado
July 22, 2009